Exhibit 99.1

Novus Capital Corporation II Announces Pricing of $250 Million Initial Public Offering

New York, NY – (February 3, 2021) – Novus Capital Corporation II (the “Company”) announced today the pricing of its initial public offering of 25,000,000 units at $10.00 per unit. The units are expected to commence trading on February 4, 2021 on the New York Stock Exchange under the symbol “NXU.U.”

Each unit consists of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant entitling the holder to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be traded on the New York Stock Exchange under the symbols “NXU and “NXU WS”, respectively.

Cowen and Company, LLC is acting as the sole book-running manager of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on or about February 8, 2021, subject to customary closing conditions.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (the “SEC”) on February 3, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, email: PostSaleManualRequests@broadridge.com, telephone: (833) 297-2926.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Novus Capital Corporation II

Novus Capital Corporation II is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Robert J. Laikin and Larry Paulson, who have significant hands-on experience helping high-tech companies optimize their existing and new growth initiatives by exploiting insights from rich data assets and intellectual property that already exist within most high-tech companies. The Company intends to focus its efforts on evaluating business combination targets opportunities in the smart technology innovations market. Specifically, the Company intends to target companies that are at the forefront of high technology and are enabling the future evolution of smart technologies, 5G communication, virtual reality, artificial intelligence, spatial computing, cloud analytics, machine learning, hardware and software distribution, value added customized logistics services, sustainable smart city systems and sustainable agricultural technology, or AgTech. The Company’s board of directors and management intend to consider environmental, social and corporate governances, or ESG, factors in connection with their analysis of target businesses. ESG principles are the three central factors in measuring the sustainability and societal impact of an investment in a company or business. These criteria help to better determine the future financial performance of companies. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and preliminary prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Robert J. Laikin

robertjlaikin@gmail.com

317-590-6959